Exhibit 99.1

The following former Section 2.12 of the Company's Bylaws is deleted and Sections 2.13 through 2.17 are renumbered accordingly.

Section 2.12    Shareholder Action Without Meeting
Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if one or more consents in writing, setting forth the action to be taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and are delivered to the corporation for inclusion in the minute book.